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                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors
(each, a "Signatory") of GenVec, Inc., a corporation organized under the laws of the state of Delaware (the "Company"), hereby constitutes and appoints Paul H.
Fischer, Jeffrey W. Church and Richard E. Baltz (each, an "Agent", and collectively, "Agents") or any of them, his true and lawful attorney-in-fact and agent for and in his name, place and stead, in any and all capacities, to sign the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each
Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

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
            SIGNATURE                           TITLE                   DATE

/s/ Paul H. Fischer, PH.D.       Director, President and Chief    March 6, 2002
--------------------------       Executive Officer
Paul H. Fischer, Ph.D.


/s/ Jeffrey W. Church            Chief Financial Officer,         March 6, 2002
---------------------            Treasurer and Secretary
Jeffrey W. Church                (Principal Financial
                                 and Accounting Officer)

/s/ Herbert J. Conrad            Director                         March 6, 2002
---------------------
Herbert J. Conrad


/s/ Wayne T. Hockmeyer, PH.D.    Director                         March 6, 2002
-----------------------------
Wayne T. Hockmeyer, Ph.D.


/s/ John H. Landon               Director                         March 6, 2002
------------------
John H. Landon


/s/ Harry T. Rein                Director                         March 6, 2002
-----------------
Harry T. Rein

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
/s/ Wendell Wierenga, PH.D.      Director                         March 6, 2002
---------------------------
Wendell Wierenga, Ph.D.


/s/ Harold R. Werner             Director                         March 6, 2002
--------------------
Harold R. Werner

                                 Director                         March 6, 2002
/s/ Gregory F. Zaic
-------------------
Gregory F. Zaic